U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	98-0365605 (I.R.S. Employment Identification No.)

SUITE 1410 - 800 WEST PENDER STREET VANCOUVER, B.C. (Address of principal executive offices)	V6C 2V6 (Zip Code)

Title of each class of securities to be so registered: Shares of Common Stock	Name of each exchange on which each class is to be registered: The American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates (if applicable):   N/A

Securities to be registered pursuant to Section 12(g) of the Act:   None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-12633) is incorporated by reference into this registration statement.

Item 2.    Exhibits.

Exhibit Number 3.1	Description Articles of Incorporation(1)

3.2	Certificate of Amendment to Articles of Incorporation (2)

3.3	Bylaws, as amended (1)

3.4	Amendment to Bylaws

(1)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Form SB-2 filed March 15, 2002.

(2)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Form SB-2 filed July 28, 2005.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   August 7, 2006

URANERZ ENERGY CORPORATION By: /s/ Dennis L. Higgs ___________________________ Name: Dennis L. Higgs Title: Chairman of the Board of Directors